                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights" in the Institutional Class, Investor Class, Advisory Class,
Administrative Class, Service Class, Participant Class, Cash Management Class
and Stable Value Prospectuses and "Other Service Providers" and "Financial
Statements" in the Statement of Additional Information included in
Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A, No.
333-104972) of Morgan Stanley Institutional Liquidity Funds.

We also consent to the incorporation by reference of our report dated December
9, 2005 on the Money Market Portfolio, Prime Portfolio, Government Portfolio,
Treasury Portfolio and Tax Exempt Portfolio (five of the portfolios comprising
Morgan Stanley Institutional Liquidity Funds) included in the Annual Report to
Shareholders for the fiscal year ended October 31, 2005.

                                ERNST & YOUNG LLP

Boston, Massachusetts
February 24, 2006